Exhibit 99.1

2022 ESG REPORT

MasterBrand | 2022 ESG Report 2 Forward - Looking Statements This 2022 ESG Report contains forward - looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward - looking statements also generally include, without limitation, statements and information regarding future expectations, outcomes or results of the Company, projections, predictions, expectations, estimates or forecasts and management’s beliefs, expectations, goals and objectives, and other similar expressions concerning matters that are not historical facts. Forward - looking statements should not be read as a guarantee of future performance, outcomes or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward - looking information, including expectations regarding operational and financial improvements and the Company’s future performance, outcomes or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors that could affect the Company’s future performance, outcomes or results and could cause them to differ materially from those expressed or implied in the forward - looking statements include the Company’s ability to source sustainable raw materials, avert waste from landfills and manage its energy use, government regulations, changes in the scope of the Company’s operations, developments in science or technologies on measuring or assessing the impacts of operations or emissions, consumer preferences for goods or services relating to sustainability, emissions reductions and greenhouse gas emissions, as well as the risk factors discussed in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 25, 2022. Forward - looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Company assumes no obligation to update forward - looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward - looking information. If the Company does update one or more forward - looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward - looking statements.

MasterBrand | 2022 ESG Report 3 27 19 10 5 4 28 Governance Board of Directors 20 Social Safety is Our Core Value 11 Environmental Protecting the Planet 6 Introducing MasterBrand A Positive Impact 4 CEO Letter A Message from Leadership 29 Executive Leadership 21 Safety Milestones 12 Environmental Stewardship 7 About MasterBrand 30 Ethics & Compliance 22 Our Workforce 13 Associations & Partnerships 8 The MasterBrand Story 31 Managing Our Supply Chains 24 Lead through Lean 14 Managing Energy Use 9 The MasterBrand Commitment 32 Resources 16 Managing Waste Contents CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 4 It is also important to highlight the dedication of our associates to the communities where they live and work. Supported by MasterBrand, our team members were involved in over 350 different community service events in 2022. This spirit of giving back is a quality that is deeply embedded in who we are, something we take great pride in as a company, and why we choose to support organizations such as Habitat for Humanity and the National Forest Foundation. All these efforts are done through The MasterBrand Way, which is based on foundational lean tools and empowers our associates across all locations and levels of work to operate under common frameworks and consistent lexicon to effectively develop cross - functional solutions to complex business issues. While we are pleased with our efforts to date, there is more to be done in our journey on the path to a more sustainable future. We look forward to the opportunity to further advance our ESG efforts and leave a legacy of positive contributions to our industry and those who enjoy the beauty and functionality of our products. Sincerely, R. David Banyard, Jr. President and Chief Executive Officer I am pleased to share our inaugural Environmental, Social and Governance (ESG) report that showcases the ways in which MasterBrand is living our mission by being responsible stewards of our resources. In the following pages, you will see our progress in many areas, but I am especially pleased with our progress in associate health and safety. For instance, in 2022, our reported recordable rate for the Occupational Safety and Health Administration was close to one, which is less than 1/3 of the industry average. This is due in large part to efforts such as our Always Aware program that shapes our “zero injury” workplace culture. In addition to prioritizing the well - being of our associates, MasterBrand remains focused on our environmental impact. Specifically, we remain committed to sustainably sourcing wood, following best practices and working with suppliers who adhere to similar standards. We also carefully manage our energy use and avert waste from landfills through our recycling and repurposing programs. MasterBrand benefits from the perspectives of a diverse workforce, representing a range of cultures, backgrounds and values. Our commitment here starts at the top with the diversity of our leadership team, a reflection of the makeup of our workforce. This diversity provides advantages that translate to greater inclusivity and associate satisfaction. We encourage the development of our associates, both professionally and personally, and provide opportunities for career advancement, offering a rewarding and fulfilling work environment. A Message from Leadership MasterBrand fosters a culture of engagement that resonates throughout our entire organization and provides a unifying inspiration that drives everything we do. Propelling that engagement is a commitment to our 13,000 - plus associates, our shareholders, our customers, our partners and the communities where we live and work. It is rooted in a responsibility to deliver exceptional products to our consumers, offer a rewarding and safe workplace experience for our associates as well as a focus on improving our impact on the environment. CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 5 Introducing MasterBrand The people of MasterBrand make a difference every day in meaningful ways. From caring about each other to bettering the communities in which we live, we are fostering a more sustainable world… The MasterBrand Way. MasterBrand | 2022 ESG Report CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX 5

MasterBrand | 2022 ESG Report 6 A Positive Impact At MasterBrand, we are proud of our 70 - year heritage that has made us the number one North American residential cabinet manufacturer. We realize that with this status comes an even greater responsibility to do what is right for all stakeholders including customers, shareholders, dealers, supply chain partners, our team members and the communities in which we live and work. In that spirit, we are proud to share how we continue to honor this commitment with our inaugural ESG report. CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 7

About MasterBrand


CA
US
MX
Manufacturing Facility
Distribution Center

MasterBrand offers a robust product and brand portfolio featuring a diversified mix of cabinets across price points, product types and channels. These products are delivered through our industry-leading distribution network of over 4,500 dealers, major retailers and builders. Our brands include names such as Aristokraft®, Decorà®, Diamond® and Fieldstone® Cabinetry.

20+	4,500+	#1	$3.3B	15	13,000+
Manufacturing facilities	Dealer network	Residential cabinet maker in North America*	Net sales*	Brands	Employees

*Based on net sales for fiscal year 2022.

MASTERBRAND
CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 8 The MasterBrand Story OUR PURPOSE Building great experiences together CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX OUR VISION Build on our rich history by innovating how we work and what we offer to delight our customers OUR CULTURE TE a M : T rust the tools, E mpower the team, and M ove forward

MasterBrand | 2022 ESG Report 9

The MasterBrand Commitment

At MasterBrand, we have built a foundation of best practices for doing what is right for people and the environment. We believe that the high standards by which we conduct our business will help us to build on our strengths and continually improve how we monitor our progress on our ESG-related initiatives.

ENVIRONMENTAL

We follow sustainable wood sourcing practices

We maintain an audit process for suppliers outside of the U.S.

- We implement programs to recycle and repurpose our wood waste
- Approximately 80% of our 2022 hardwood spend derived from supply originating in North America and Europe
- We are a National Forest Foundation partner and Yellowstone Forever supporter

SOCIAL

We are committed to building an inclusive and diverse workforce

~1

We have sustained an OSHA recordable rate close to 1, less than 1/3 industry average*

- Our Always Aware safety program is focused on creating a Zero Injury culture
- MasterBrand is a leader in employee safety
- 44% female executive management team, 33% female board, and over 37% POC associates in the U.S.
- We support employee resource groups, flexible work environments, DE&I training and robust wellness benefits

GOVERNANCE

80%

Over 80% of our board has prior board experience

Our top leadership has comprehensive oversight of our organization

- We incorporate a separate Chairman and CEO structure
- We maintain a Code of Business Conduct and Ethics and Supplier Code of Conduct
- We have established a Nominating, Environmental, Social, and Governance Committee which oversees the Company's ESG program

*Based on 2021 BLS data (2022 was not available at time of this publication date).

MASTERBRAND

CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 10 Environmental CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX Caring for our environment is ingrained in the way we do business, driving us to continuously improve our operations in mindful and sustainable ways. MasterBrand | 2022 ESG Report 10

MasterBrand | 2022 ESG Report 11 Protecting the Planet At MasterBrand, we understand the importance of protecting not only the environments surrounding the communities where we live and operate, but also striving to create a culture rooted in sustainable best practices. We are focused on preserving the environment for future generations and collaborating with organizations, customers, suppliers and government agencies that align with our values. The Sustainability of Wood Wood cabinets are an essential component of a home and wood - based materials continue to be the best material for producing them. While trees are one of Earth’s renewable resources, it is essential that we follow strict wood sourcing practices that promote sustainable forestry. We strive to be a leader in sustainable wood sourcing practices. In fact, approximately 80% of our hardwood spend in 2022 was derived from supply originating in North America and Europe. MasterBrand also has comprehensive wood auditing practices and gives preference to our suppliers who participate in sustainability programs. We buy composite wood components, including medium density fiberboard and plywood, which are typically made from wood scraps that would have otherwise been destined for the landfill. CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

Environmental Stewardship

MasterBrand | 2022 ESG Report 12

Our environmental philosophy focuses on preserving the environment for future generations and collaborating with professional organizations, customers, suppliers, and governmental agencies who align with our values to achieve our environmental objectives. Key elements of our program include:

- Ensuring MasterBrand facilities adhere to all applicable legal and regulatory requirements.
- Focusing on problem solving activities to reduce waste and practicing reuse and recycling wherever achievable.
- Being a good neighbor and enhancing the communities where we operate.
- Striving to minimize negative impacts on our environment through continuous improvement.
- Embracing and promoting sustainable use of natural resources, efficient use of energy and raw materials, and overall prevention of pollution.

Safety and environmental stewardship are embedded in our belief system and vital to our success.



Wood is one of the world's clean and renewable resources, according to the National Forest Service.

3.3M

MasterBrand's purchases of composite wood contribute 3.3 million metric tons to carbon sequestration by using these products in our cabinets.

~80%

Approximately 80% of our hardwood spend is sourced from North America and Europe.



Wood stores the carbon (CO_2) from the air until the product or wood is burned or destroyed.



Sustainably replanting trees continues to renew the process.

MASTERBRAND

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MasterBrand | 2022 ESG Report 13 Associations & Partnerships MasterBrand partners with the National Forest Foundation (NFF), the nonprofit partner of the U.S. Forest Service, in their campaign to plant 50 million trees across national forests. Tree planting mitigates climate change, improves water quality, supports wildfire recovery and more. The Partners for Pollution Prevention is an organization comprised of Indiana industries, businesses, nonprofit organizations and governmental entities that are interested in pollution prevention and the financial and environmental benefits it brings. MasterBrand is a supporter of Yellowstone Forever , the official nonprofit partner of Yellowstone National Park. In celebration of Yellowstone’s recent 150 - year anniversary, MasterBrand is helping to donate much needed new cabinetry to update housing for park staff. MasterBrand uses wood that has been legally obtained through suppliers and works to ensure that wood purchased globally is sustainably sourced. An example is rubber wood, which is grown throughout the world. When rubber wood is used in our products, we are contributing not only to the environment, but we are also contributing to the rubber wood farmer, positively impacting communities economically at the local level. By purchasing rubber wood, MasterBrand is using it after it has given its fruit: rubber. The trees are then harvested at the end of their useful life. At that point, the tree is often used locally for fuel. By using it in our products, we continue to sequester carbon by recycling the product for future use. CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 14

Managing Energy Use

MasterBrand's focus on operating in a lean and efficient manner is reflected in how we manage energy use throughout our facilities. We realize savings through regular preventative maintenance and keeping all equipment operating at peak efficiency.

The MasterBrand Energy Conservation Guidelines

We leverage guidelines that minimize energy use and maximize conservation and productivity across all of our facilities. These guidelines range from disciplined and regular maintenance of equipment to the use of energy-efficient sources for electricity.

REDUCING EMISSIONS

We operate a fleet of vehicles that bear the Clean Idle Certification. Reducing idle time saves fuel, reduces engine wear and reduces emissions and noise. It also saves money that would normally be spent on fuel or maintenance work due to engine wear and tear.

POWER FROM WIND

MasterBrand's Waterloo, Iowa facility uses energy from MidAmerican Energy Company windfarms. The GreenAdvantage® program helps Iowa energy customers reach their sustainability goals by supplying clean, renewable energy to customers. In 2021, this amounted to 88.5% of the retail electric load that MidAmerican delivered to its Iowa customers.


MIDAMERICAN ENERGY COMPANY
POWERED BY RENEWABLE ENERGY
This certificate verifies that this facility is powered by 88.5%* renewable energy.
MidAmerican Energy is proud to power sustainable businesses and communities. Pursuing our 100% Renewable Energy Vision for our Iowa customers is a key step on our road to Destination Net Zero.
GREENADVANTAGE
NET ZERO

Saving Energy while Enhancing Quality

The Company is saving energy while improving quality and efficiency by installing LED overhead lights to replace existing T5 lights. This positively impacts overall quality since improved lighting is critical to detecting defects during the sanding and build process. In one facility alone, this project is projected to save 7,578 KWH of energy and a CO_2 reduction of approximately 4,107kg/9,054 lbs (based on energy savings calculator).

MASTERBRAND
CONTENTS | CEO LETTER | INTRODUCING MASTERBRAND | ENVIRONMENTAL | SOCIAL | GOVERNANCE | APPENDIX

MasterBrand | 2022 ESG Report 15 MasterBrand’s Energy Use CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX 2022 Total Company Carbon Emissions from Energy Used SCOPE 1 45,999 metric tons CO 2 SCOPE 2 86,894 metric tons CO 2 TOTAL SCOPE 1+2 132,893 metric tons CO 2 2022 METRIC 45,999 Scope 1 – CO 2 from Energy Used (In metric tons of CO 2 ) 86,894 Scope 2 – CO 2 from Energy Used (In metric tons of CO 2 ) 132,893 Total Scope 1 and 2 – Raw CO 2 from Energy Used (In metric tons of CO 2 ) 1.75 Total Energy (In million GJ) 243 Electricity (In million kWh) 8.33 Natural Gas (In million therms) 6% Renewable Energy* 2022 METRIC 36,277 Scope 1 – CO 2 from Energy Used (In metric tons of CO 2 ) 66,299 Scope 2 – CO 2 from Energy Used (In metric tons of CO 2 ) 102,576 Total Scope 1 and 2 – Raw CO 2 from Energy Used (In metric tons of CO 2 ) 1.29 Total Energy (In million GJ) 166 Electricity (In million kWh) 6.59 Natural Gas (In million therms) Total Energy Usage * Renewable Energy is not deducted from Scope 1 & Scope 2 Totals U.S. Energy Usage

MasterBrand | 2022 ESG Report 16 Managing Waste REUSE AND REPURPOSE It has always been a priority at MasterBrand to look for ways to reuse and repurpose materials and byproducts of our manufacturing process. This not only saves the Company economically but has a direct impact on the environment where our cabinets are made, as well as where they are installed. Recycling Targets In 2022, six MasterBrand manufacturing locations surpassed a landfill avoidance rate of 90%. These locations include: Kinston, North Carolina; Riverside, California; Gomez Palacio, Mexico; Grants Pass, Oregon; Waterloo, Iowa; and Arthur, Illinois. Three additional locations achieved between 80% to 89% landfill avoidance rate. Using efficient practices not only benefits the environment, it helps us to manage expenses and increase our profitability. Each manufacturing location has developed a Facility Environmental Plan that not only focuses on regulatory compliance but also identifies improvement projects to reduce, reuse or recycle material. One recent example is in the Jackson, Georgia location. In an effort to increase the recycling rate, the facility recently installed a cardboard baler to assist with recycling of loose cardboard. The plant is now diverting more material from the landfill to a recycler. 286,287,310 286,287,310 lbs of wood waste was diverted from the landfill and used in a variety of different applications Including compost, mulch and animal bedding. 209,000 Just over 209 , 000 gallons of hazardous waste was reclaimed for secondary use . Most of this recovered material was reused in our finish process . 30% 30% of our packaging product is recycled post - consumer product by using suppliers that provide recycled packaging materials. CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MANAGING WASTE CONTINUED

MasterBrand | 2022 ESG Report 17

Safe Material Use

While the proportion of hazardous waste we generate is low, mainly driven by the finishes and paint needed to provide quality products to our customers, we look for opportunities to reduce or reuse these waste materials where possible. We adhere to global rules and regulations related to hazardous waste management, conduct reviews of our processes and ensure any associates who deal with hazardous waste receive the proper training. To complete our comprehensive focus on safe material use, we work with transportation, storage and disposal partners that adhere to compliant methods.

Repurposing Wood for the Benefit of Wildlife

MasterBrand supports the Wildlife Images Rehabilitation and Education Center, a non-profit corporation founded in 1981 by renowned wildlife rehabilitator J. David Siddon. The organization was created in order to provide for the care and treatment of sick, injured and orphaned wildlife and its facilities are located on 24 acres of land adjacent to the wild and scenic section of Oregon's famous Rogue River. MasterBrand donated plywood for the rehabilitation center, which was used in the otter habitat.

Total Waste

Metric	2022
Landfill & Incinerated Vs. Diverted (In thousand tons)	
Diverted (Recycled, Reused, Re-purposed)	337.4
Landfill	142.7
Hazardous Waste	5.3
Total Waste Generated (In thousand tons)	485.4

U.S. Waste

Metric	2022
Landfill & Incinerated Vs. Diverted (In thousand tons)	
Diverted (Recycled, Reused, Re-purposed)	262.8
Landfill	68.8
Hazardous Waste	4.6
Total Waste Generated (In thousand tons)	336.2

MASTERBRAND

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MasterBrand | 2022 ESG Report 18 From Wood Waste to Animal Bedding and Beyond For over three decades, Smith Creek, Inc has worked with MasterBrand to recycle our wood waste, including scraps from engineered wood. Currently, Smith Creek uses MasterBrand’s waste products for pelletized animal bedding for non - food animals including horses, soil amendments such as compost, and biomass fuels. The material from the animal bedding can then be repurposed again as fertilizer for farm fields. Other wood scraps are used to create compost to make potting soil blends and topsoil. In 2022, Smith Creek recycled approximately 30,000 tons of material from MasterBrand facilities. MANAGING WASTE CONTINUED In the MasterBrand facility located in Ferdinand, Indiana, a new toner was introduced after significant lab work and testing of materials. The result? The no - wipe stain replaced the dye toner for multiple stain colors in the production of our cabinets. This allowed for the removal of chromium, a component of the dye toner from the finish process. The remainder of the finish colors were implemented with the new toner between March and May of 2022 and the stain booth was converted from applying stain to applying a second coat of toner, which led to the elimination of the stain wiping process, a significant ergonomic improvement for our associates as well as an environmental benefit. The introduction of this process received MasterBrand’s “Best of the Best” (BOB) for the Month of June, 2022. The BOB is awarded to the kaizen improvement that had the best results or greatest impact for the Company and its associates, specifically showing how adopting and implementing The MasterBrand Way principles can lead our company to success both now and in the future. The old dip tank area used to soak stain filters prior to removal The finish area after removal of filter dip tanks Removal of Chromium in our Production Process CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 19 Social CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX With a relentless focus on safety, MasterBrand is committed to operating in a lean and efficient manner, benefiting from a diverse workforce and giving back to the members of our communities. MasterBrand | 2022 ESG Report 19

MasterBrand | 2022 ESG Report 20

Safety is Our Core Value

First and foremost at MasterBrand, we are a leader in employee safety and go to great lengths to protect the integrity and well-being of every employee. In 2022, we had an injury incident rate that was less than a third of the rest of the industry. This is reflected in our goal of zero safety incidents and through our efforts to create an injury-free workplace.

Safety & Environmental Stewardship Policy Statement

Safety and environmental stewardship are an important part of our core business values. Providing every associate with a safe and secure workplace as well as protecting and sustaining the environment are critical to our success.

Safety & Health

Our safety philosophy focuses on establishing and maintaining a world class safety culture in which:

- The safety and health of our associates is a core value.
- Injuries are preventable, predictable, and unacceptable.
- All associates are responsible for safety, health, and security.
- We focus on continuous improvement by meeting or exceeding legal requirements and enhancing our management processes as needed.

Our Safety Record

OSHA RECORDABLE RATE


2021 BLS*
Industrial
Average
3.4
2.58
2.01
1.45
1.31
1.08
1.25
1.10
1.04
2015
2016
2017
2018
2019
2020
2021
2022

Recordable Injury Rate

69%

below industry standard

LOST WORK DAY CASE RATE


2021 BLS*
Industrial
Average
1.1
0.56
0.53
0.40
0.34
0.33
0.40
0.34
0.26
2015
2016
2017
2018
2019
2020
2021
2022

Lost Work Day Case Rate (Severity Measure)

76%

below industry standard

*Based on 2021 BLS data (2022 was not available at time of this publication date).

MASTERBRAND
CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 21

Safety Milestones

Our teams have achieved impressive safety milestones and recognitions over the past year. Here are some of our most recent accomplishments in 2022:


Omega
1 MILLION


2 MILLION
Safe Hours Worked Without Lost Time
ALWAYS AWARE
Achieved May 2022



Waterloo, IA

1 MILLION

Hours Worked without a Lost Time Injury

Sioux Falls, SD

2 MILLION

Hours Worked without a Lost Time Injury

Ferdinand, IN

Awarded the 2022 Governor's Workplace Safety Award

Goshen, IN

3 MILLION

Hours Worked without a Lost Time Injury

Winnipeg, MB

Completed Re-certification Audit

- Certification that recognizes safe employers through assessment
- Worker's Compensation Premium Reduction

THE TEAM COMES FIRST.

ALWAYS AWARE

CREATING A ZERO INJURY CULTURE.

Always Aware Safety Program

Our Always Aware Safety Program focuses on reinforcing positive behaviors, empowering our employees to actively take part in maintaining a safe work environment and heightening awareness while mitigating risk on critical safety components. Within each of our manufacturing and distribution facilities, we have site-specific safety and environmental plans designed to prevent injuries and reduce risk.

MASTERBRAND
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MasterBrand | 2022 ESG Report 22 Our Workforce At MasterBrand, we benefit from a diverse workforce that contributes to the Company with a variety of unique experiences, perspectives and values. As an organization, we seek to ensure that our commitment to equal opportunities and a culture of inclusion is reflected in our management strategies, policies and associate benefits. Throughout our company, we strive to have a workforce that is representative of the U.S. population with numerous nationalities and cultures represented. Diversity, Equity and Inclusion (DE&I) We take great pride in fostering a culture of inclusion at MasterBrand and continue to take measured actions that nurture this throughout our diverse workforce. With a focus on increased representation and celebration of our diverse team of employees and experiences, we believe that attracting and engaging talented employees from different backgrounds enables us to be more innovative, responsive to consumer needs and deliver strong performance and growth. We are committed to increasing representation of professionals of color and women through hiring and promoting the right talent. We take steps to ensure an inclusive culture through proactive programs, business practices and education and by demonstrating support for equality in our communities through outreach and investment. All people leaders at MasterBrand were included in an unconscious bias learning program in 2022, and we hosted several roundtable discussions to learn where we can further contribute to support underrepresented talent. In addition, we conduct surveys twice a year to measure our progress toward providing a positive work environment as well as regular, real - time feedback that helps us take meaningful action to drive an increased sense of belonging and communication with our wide range of associates. MasterBrand’s Rio Bravo facility in Mexico created “Linea Rosa” or the “Pink Line” to bring attention to the important work being done by female employees as well as encourage more women to join our team. CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 23

OUR WORKFORCE CONTINUED

2022 Global Workforce

TOTAL GLOBAL WORKFORCE	12,259
Job Type:	
Production Hourly	9,965
Office*	2,294
People Managers	864
Senior Leaders**	59
Production Hourly	**9,965**
Men	6,359
Women	3,605
Unspecified	1
Office*	**2,294**
Men	1,362
Women	932
Unspecified	0
People Managers	**864**
Men	639
Women	225
Unspecified	0
Senior Leaders**	**59**
Men	48
Women	11
Unspecified	0

2022 U.S. Workforce

TOTAL U.S. WORKFORCE	8,193
Job Type:	
Production Hourly	6,555
Office*	1,638
People Managers	672
Senior Leaders**	57
Production Hourly	**6,555**
Men	3,805
Women	2,750
Unspecified	0
Office*	**1,638**
Men	889
Women	749
Unspecified	0
People Managers	**672**
Men	488
Women	184
Unspecified	0
Senior Leaders**	**57**
Men	47
Women	10
Unspecified	0

2022 U.S. People of Color

3,056

Total People of Color in U.S. Workforce



Production Hourly
Office*
People Managers
Senior Leaders**
2,806
250
128
3

2022 Global Workforce by Job Type



19%
81%
Production Hourly
Office*

2022 Global Workforce by Location



33%
67%
Employees in the U.S.
Employees outside the U.S.

* Office population includes individual contributors, people managers and senior leaders (individual contributors are not listed in above tables).
** Senior leaders are people managers, a director (or above) position and in the top three levels of the organization.

MASTERBRAND
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MasterBrand | 2022 ESG Report 24

Lead through Lean

MasterBrand offers associates an enriching and engaging workplace experience, focusing on talent development, associate engagement and a culture of recognition and celebration—all positioning us as a best place to work. Two years into our journey, we're progressing toward our vision.

Lean Foundational Tools
Continuous improvement now part of the culture

Associate Engagement
Lead Through Lean helped improve engagement score by 7% in 2022 vs. prior year

Rewards & Recognition
Since inception over 250K peer-to-peer recognition awards given

Talent Development
Opportunities to strengthen lean skills, with number of kaizen events roughly doubling each year since 2020

Best Place to Work
Continued evolution of Best Place to Work, supported by three robust processes


Best Place to Work
2024–2025
Rewards & Recognition
Associate Engagement
Talent Development
2022–2023
Lean Foundational Tools
2021

MASTERBRAND
CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

LEAD THROUGH LEAN CONTINUED

MasterBrand | 2022 ESG Report 25

Talent Development

Our Lead Through Lean initiative engages teams and fosters problem-solving, positioning our teams to grow and improve every day. Associates can tap into our MasterBrand Business System, a library of lean foundational tools with the power to solve a majority of opportunities within our business. Over 2,750 associates were trained in our foundational tools in 2022, through more than 11,000 hours of learning opportunities across nearly 250 in-person weeklong kaizen events and more than 50 classroom training sessions.

Associate Engagement

Offering support to MasterBrand team members across the organization is an important aspect of employee growth, both professionally and personally. We encourage our associates to benefit from a variety of resource groups and engage with co-workers in meaningful and productive ways.


MasterBrand Rio Bravo, TX hosts a holiday gathering


Brian's iPhone
DigitalTech Holiday Trivia Zoom


MasterBrand Jasper, IN celebrates Associate Appreciation Week


Jasper Office 4th of July Cookout


MasterBrand commemorates the opening of second plant in Reynosa, TX


MasterBrand associates recognize Veterans Day

MASTERBRAND

CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

LEAD THROUGH LEAN CONTINUED

MasterBrand | 2022 ESG Report 26

A Culture of Rewards and Recognition

MasterBrand has a strong history of philanthropy and celebrating the communities in which we live and work. Our associates routinely leverage their unique perspectives and individual skills to give back to our local communities. We value the contributions that our employees make and are proud of their commitment to building great experiences together, both at work and at home.

Internally, we foster our culture of recognition and celebration with wins both big and small, through catching someone doing it right. Our teams have shared more than 275,000 recognitions with peers since we launched our global recognition program in 2021.



The team at MasterBrand Goshen, IN helps raise money for its local United Way through a cardboard boat race


Aristokraft

Ferdinand Ops Value Based Safety Donation to local Ronald McDonald House



The team in Liberty, NC celebrates the holidays with a themed float in the local parade



Habitat for Humanity Project Build



Associates at the Waterloo, IA MasterBrand plant recognize a safety milestone with popcorn



The team in Liberty, NC packs school supplies for back to school



MasterBrand Arthur, IL plant joins in the fun at a local Halloween Trunk or Treat

350

Community service events in 2022

2,700+

Team members participated

MASTERBRAND

CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 27 Governance CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX MasterBrand relies on the experience of its diverse Board of Directors and executive management team to provide oversight, establish policy and set sound business practices that guide us in our mission. MasterBrand | 2022 ESG Report 27

MasterBrand | 2022 ESG Report 28

Board of Directors

	 **David D. Petratis** (Non-Executive Chairman) Former President and Chief Executive Officer, Allegion plc	 **R. David Banyard, Jr.** President and Chief Executive Officer, MasterBrand, Inc.	 **Juliana L. Chugg** Former Executive Vice President and Chief Brand Officer, Mattel, Inc.	 **Robert C. Crisci** Chief Financial Officer, Lineage Logistics, LLC	 **Ann Fritz Hackett** Former Strategy Consulting Partner and Co-Founder, Personal Pathways, LLC	 **Jeffery S. Perry** Founder and Chief Executive Officer, Lead Mandates LLC
Audit Committee	Member	—	Member	Chair	—	—
Compensation Committee	—	—	Member	—	Chair	Member
Nominating, Environmental, Social & Governance Committee	—	—	—	Member	Member	Chair

MASTERBRAND

CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 29 Executive Leadership Kurt W. Wanninger Executive Vice President and Chief Operations Officer Our seasoned management team is comprised of individuals with strong manufacturing backgrounds with industry veterans and experienced executives from adjacent industries. R. David Banyard, Jr. President and Chief Executive Officer CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX Navi Grewal Executive Vice President and Chief Digital and Technology Officer Andrean R. Horton Executive Vice President, Chief Legal Officer and Secretary Bruce A. Kendrick Executive Vice President and Chief Human Resources Officer P. Gay McMichael Executive Vice President and Chief Commercial Officer, Retail Andrea H. Simon Executive Vice President and Chief Financial Officer Martin S. Van Doren Executive Vice President and Chief Commercial Officer, Dealer and Builder Conn Q. Davis Executive Vice President, Corporate Strategy and Business Development

MasterBrand | 2022 ESG Report 30 Ethics & Compliance Ethical Conduct MasterBrand is committed to core values that include integrity, leadership, teamwork and accountability. We work hard to uphold an excellent reputation and our record for doing what’s right. It is important to focus on upholding the highest legal and ethical standards in everything we do, from employment decisions to environmental practices. Our Code of Conduct provides guidance regarding the laws, policies and rules that everyone working at MasterBrand must follow and comply with. Whistleblower Policy MasterBrand’s Whistleblower Policy and Procedures establish several ways that an employee may submit a good faith report of questionable accounting or auditing matters or possible violations of the federal securities laws related to the Company. Employees are encouraged to report violations, harassment, threats or safety concerns to management, the Loss Prevention team or anonymously using our EthicsPoint Reporting System helpline and web portal. Under the policy, neither the Company nor any associate or agent can discharge, demote, or in any manner discriminate or retaliate against any associate with regard to his or her employment as a result of making such a report. We endeavor to review promptly any complaint of retaliation or other similar behavior. Complaints and investigations will be handled as confidentially as possible, consistent with any corrective action that needs to be taken. Anti - Corruption and Anti - Bribery Policy MasterBrand expects all leadership and associates to conduct business ethically and in compliance with applicable laws, including the U.S. Foreign Corrupt Practices Act. Under its anti - bribery policy, the Company strictly prohibits all bribery or any improper payments in any of its operations throughout the world. Information and Data Security The collection, use, storage and transfer of personal information is subject to increasingly robust regulations in the United States and in other countries. MasterBrand is committed to complying with all applicable data protection and privacy laws in the countries where we operate. Our associates, customers, vendors, suppliers and partners trust us with their personal information and we are committed to handling their personal information with care. Compliance Policy The MasterBrand Compliance Committee administers our compliance program and meets periodically to review the Company’s compliance efforts, reporting at least yearly to the Board of Directors or to a committee delegated with such responsibility by the Board of Directors. The Compliance Committee is responsible for: • Overseeing compliance training, communications, auditing and mentoring. • Identifying investigations to be conducted under the supervision of the Compliance Committee (with outside resources as needed). • Interpreting, administering, and applying the Company’s policies established by the Board of Directors with respect to conflicts of interest. • Reviewing, notifying and undertaking an investigation of whistleblower complaints, as appropriate. • Consulting with the Company’s Legal Department for interpretations of the law as it applies to the Code. MasterBrand’s senior leadership works with and supports the Compliance Committee to prevent and detect unethical conduct. At MasterBrand, doing what is right is at our core. We strive to be a best place to work for our associates, a trusted partner to our customers, and a company that delivers a world class experience to our consumers. In every aspect of what we do, we are, first and foremost, a company that acts with transparency, honesty, and integrity. CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 31 Managing Our Supply Chains Responsible Forestry Through Sustainable Supply Chain Management Central to our MasterBrand sustainability journey is our commitment to ensuring that we deliver responsibly sourced products, promoting sustainable best practices while remaining dedicated to safety and positively impacting the communities where we live and work. Responsible Sourcing We provide resources and facilitate ongoing training to help suppliers, MasterBrand associates and leaders to better understand the need for sustainable supply chains. Our approach includes: Prevention: engaging clear practices, knowing suppliers, and pursuing a culture of integrity Detection: Transparent system to detect violations with data - driven assessments Response: Having policies and tools to effectively investigate and act when necessary Moving from Responsible to Sustainable Sourcing We understand that sustainable sourcing goes beyond just avoiding harm, but seeks to improve ESG supply chain factors around the world. We work with all associates and suppliers toward the following: As we engage both associates and strategic suppliers to continuously improve our supply chain, it is important to identify opportunities to move toward the following: • Awareness of sourcing issues that prevent or improve good practices • Tracing of supply chain products or suppliers • Committing tangibly to suppliers and sustainable sourcing practices • Monitoring performance on sustainability factors in supply chains • Actively engaging to understand the true impact of a supplier’s sourcing or programs Supplier Code of Conduct MasterBrand encourages all suppliers to work with certification parties such as the FSC (Forest Stewardship Council) or equivalent certification programs. Suppliers who claim their products are “certified” must maintain current certifications, place the certification number on the commercial invoice, and the certification will be verified on the Supplier Code of Conduct Audits. See our Supplier Code of Conduct . Wood Supplier Surveys MasterBrand compliance teams verify with our top suppliers that their wood is responsibly sourced. As part of this effort, we interview suppliers and walk through their supply chain and actions to review their processes ensuring we are buying product that is responsibly sourced. If they need assistance, we educate them and work with them to build sustainability into their process. Responsible sourcing considers the entire supply chain: both the forestry management and the wood they are using in our products. Examples of related questions we ask include: “Is it a quick growing wood, or slow growing?” and “Does the management consider biodiversity in planning what, where and when to harvest?” Wood Supplier Surveys focus on the following areas: • Code of Conduct • Environmental Management • Protection of Forests Future Supply Chain of Custody In 2023, MasterBrand will review and clarify details of Chain of Custody for our wood supply related to the Lacey Act. As we continue working with current suppliers and consider onboarding new suppliers, we will strive to have the ability to trace the wood all the way back from our facilities to the mills, to the forest where it was harvested. DIVERSE & AGILE MANUFACTURING NETWORK 20+ 20+ manufacturing facilities, supported by our distribution and service centers, provide MasterBrand with full regional and cross - country coverage Strategically positioned network allows faster speed to market and better service and support for customers ~80% Approximately 80% of 2022 hardwood spend is derived from supply originating from supply chains in North America and Europe Continue to diversify sourcing in Asia, Central and South America CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 32 Resources Code of Business Conduct and Ethics Corporate Governance Principles Audit Committee Charter Compensation Committee Charter Nominating, Environmental, Social and Governance Committee Charter Whistleblower Policy Anti - Corruption Policy Environmental, Health, and Safety Policy Statement Supplier Code of Conduct Human Rights Policy Privacy Policy Supplier Code of Conduct – French Supplier Code of Conduct – Spanish Anti - Corruption Policy – French Anti - Corruption Policy – Spanish Code of Business Conduct and Ethics – French Code of Business Conduct and Ethics – Spanish CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 33

Sustainability Accounting Standards Board (SASB) Index

2022 SASB Data Table

TOPIC	ACCOUNTING METRIC	CODE	MASTERBRAND RESPONSE
Energy Management in Manufacturing	(1) Total energy consumed, (2) percentage grid electricity, (3) percentage renewable	CG-BF-130A.1	(1) Total energy consumed in 2022: 1.75 million gigajoules. (2) We currently purchase 100% of our electricity from energy companies. (3) 6%.
Management of Chemicals in Products	Discussion of processes to assess and manage risks and/or hazards associated with chemicals in products	CG-BF-250A.1	MasterBrand does not use any chemicals, materials or substances that have been deemed illegal for use due to safety concerns. We have set clear chemical labeling, handling and process policies. All hazardous substances and associated wastes are managed properly. When a new product is introduced to a manufacturing site, we conduct a review of the new product and all materials used in manufacturing. Safety Data Sheets are required for all purchased materials and chemicals, and are reviewed by our Environmental, Health & Safety team. All associates who work with potentially hazardous chemicals receive training, and we conduct appropriate periodic industrial hygiene monitoring. We use a broad range of chemicals to provide high-quality coatings on cabinets. We have developed a list of substances that are strictly managed to maintain safe working conditions and ensure product quality.
	Percentage of eligible products meeting VOC emissions and contents	CG-BF-250A.2	MasterBrand does not consider this metric to be material to our business or our products.

MASTERBRAND

CONTENTS | CEO LETTER | INTRODUCING MASTERBRAND | ENVIRONMENTAL | SOCIAL | GOVERNANCE | APPENDIX

SUSTAINABILITY ACCOUNTING STANDARDS BOARD (SASB) INDEX CONTINUED

MasterBrand | 2022 ESG Report 34

TOPIC	ACCOUNTING METRIC	CODE	MASTERBRAND RESPONSE
Product Lifecycle Environmental Impacts	Description of efforts to manage product lifecycle impacts and meet demand for sustainable products	CG-BF-410A.1	MasterBrand uses right-size carton creation machinery at its manufacturing facilities to make just-in-time corrugated cardboard packaging for its finished cabinets. The customized cartons reduce waste, provide better-fitting packages to protect cabinets during shipping, reduce material handling and provide the business with flexibility to add or make cabinet model changes without corrugate material obsolescence.
	(1) Weight of end-of-life material recovered, (2) percentage of recovered materials recycled	CG-BF-410A.2	MasterBrand does not recover end-of-life material for use in our products. We buy composite wood components, including medium density fiberboard and plywood. These are usually made from wood scraps, helping to make more efficient use of trees. Composite wood products are durable and meet our quality standards, helping MasterBrand deliver value-priced cabinets in the styles and finishes consumers want.
Wood Supply Chain Management	(1) Total weight of wood fiber materials purchased, (2) percentage from third-party certified forestlands, (3) percentage by standard, and (4) percentage certified to other wood fiber standards	CG-BF-430A.1	MasterBrand adheres to the standards of the Lacey Act, which prohibits importing, purchasing or acquiring products made from illegally logged woods. In addition, our cabinets business follows guidance from the Convention on International Trade in Endangered Species (CITES), which aims to ensure that international trade in plants is legal, sustainable and traceable. MasterBrand does not find wood fiber purchases by weight to be a valuable measurement tool as most suppliers use numerous other metrics to quantify wood. MasterBrand is working to better understand the extent to which our wood material purchases come from suppliers certified by a responsible foresting standard. To help our investors better understand the scale of our business and wood supply chain, MasterBrand manufactures about 45,100 cabinets in a day. We use solid wood, particle board, medium density fiberboard and plywood for our various cabinet brands. Approximately 80% of our solid wood spend is derived from supply that originates in North American and European countries that have strict rules to promote the health of forests.

MASTERBRAND

CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 35

SUSTAINABILITY ACCOUNTING STANDARDS BOARD (SASB) INDEX CONTINUED

TOPIC	ACCOUNTING METRIC	CODE	MASTERBRAND RESPONSE
Workforce Health & Safety	(1) Total recordable incident rate (TRIR), and (2) fatality rate for direct and contract employees	RT-CH-320A.1	MasterBrand's direct and contract employees achieved a 1.04 TRIR in 2022 and 0 fatalities.
	Description of efforts to assess, monitor, and reduce exposure of employees and contract workers to long-term (chronic) health risks	RT-CH-320A.2	We strive for zero safety incidents. A safe workplace is essential to maintaining our high-performance culture, attracting new talent and outperforming our markets. Our commitment to creating and maintaining safe work environments is highlighted in our EH&S Principles and through our EH&S strategies and Critical Elements Program. MasterBrand has identified 15 Critical Elements, or safety components, that have the most potential for severe injury in our manufacturing and distribution operations. Each business focuses on the Critical Elements most relevant to its operations. The Critical Elements we are focused on are: 1) hazardous energy control (lockout-tagout), 2) working safely within confined spaces, 3) machine safeguarding, 4) proper materials storage and dock safety, 5) fall protection, 6) electrical safety and arc flash, 7) contractor management, 8) powered industrial vehicles, 9) industrial hygiene, 10) overhead doors, 11) physical security, 12) combustible dust, 13) fire prevention, 14) integrated emergency response and 15) pre-startup safety reviews & management of change. Customized auditing protocols score progress around each Critical Elements program component. In addition, we flag and capture specific incident data to better understand causation and drive subsequent corrective action activities. We then modify our processes through a Plan-Do-Check-Act system and share lessons learned with the EH&S Leadership Council and senior management. We track health and safety metrics for full-time, part-time and contract or temporary workers at each of our businesses using our organization-wide EH&S management system. We report on health and safety metrics annually to the Nominating, Environmental, Social and Governance Committee of our Board of Directors. Additionally, each year one of our business segments presents a deeper review of health, safety and human capital initiatives.

MASTERBRAND
CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

MasterBrand | 2022 ESG Report 36

SUSTAINABILITY ACCOUNTING STANDARDS BOARD (SASB) INDEX CONTINUED

ACTIVITY METRIC	CODE	MASTERBRAND RESPONSE
Annual production	CG-BF-000.A	MasterBrand manufactures about 45,100 cabinets in a day.
Annual sales	CG-BF-250A.1	$3,275.5 million total 2022 sales. MasterBrand uses sales to normalize environmental metrics.
Area of manufacturing facilities	CG-BF-000.B	Approximately 7,768,850 square feet.

MASTERBRAND
CONTENTS CEO LETTER INTRODUCING MASTERBRAND ENVIRONMENTAL SOCIAL GOVERNANCE APPENDIX

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